EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                                               Nine Months Ended                                             Fiscal Year Ended
                                         ------------------------------------------------------------------------------------------------------------
                                          November 2,   November 3,            February 2,    February 3,   January 29,    January 30   January 31
                                             2002          2001                   2002          2001*          2000          1999         1998
                                         ----------------------------        -----------------------------------------------------------------------

Consolidated pretax income (loss)          $ 100,085     $ (56,690)             $ 111,571     $ 140,860      $ 283,949    $ 219,084     $ 410,035
Fixed charges (less capitalized
interest)                                    151,502       168,442                225,998       264,628        274,586      219,341       147,466
                                         ----------------------------        -----------------------------------------------------------------------

EARNINGS                                   $ 251,587     $ 111,752              $ 337,569     $ 405,488      $ 558,535    $ 438,425     $ 557,501                                        ============================        =======================================================================

Interest                                    $136,455     $ 152,703              $ 201,736     $ 239,280      $ 249,514    $ 196,680     $ 129,237
Capitalized interest                           1,882         4,553                  5,415         4,720          5,177        3,050         3,644
Interest factor in rent expense               15,047        15,739                 24,261        25,348         25,072       22,661        18,229
                                         ----------------------------        -----------------------------------------------------------------------

FIXED CHARGES                              $ 153,384     $ 172,995              $ 231,413     $ 269,348      $ 279,763    $ 222,391     $ 151,110
                                         ============================        =======================================================================

Ratio of earnings to fixed charges              1.64          .65                   1.46          1.51           2.00         1.97          3.69
                                         ============================        =======================================================================

 * 53 Weeks